Exhibit 99.1

DocuSign  Envelope  ID:  96073E3C-1A51-4701-A  E  D8-8  D  1  7C  E5AF1380     PERSONAL  AND  CONFIDENTIAL   Dear  Denver  Smith,  In  connection  with  your  potential  appointment  to  the  Board  of  ❑irectors  of  Innovative  Food Holdings,  Inc  ("Appointment"),  we  are  providing  information  to  you  concerning  Innovative  Food  Holdings, Inc.  and  ifs  subsidaries  (the  "Company").   As  a  condition  to  your  being  furnished  such  information,  you agree  to  treat  any  Evaluation  Material  (as  defined  below)  in  accordance  with  the  provisions  of  this  letter agreement  and  to  take  or  abstain  from  taking  certain  other  actions  with  respect  thereto  as  herein  set  forth. The  term  "Evaluation  Material"  shall  mean  any  and  all  information,  whether  written  or  oral,  provided  by  the Company  or  its  representatives  to  you  after  March  22", 2017  related  to  the  Appointment,  which  is  not generally  known  or  otherwise  available  to  the  public  and  shall  include  without  limitation  any  and  all financial  statements,  reports,  analyses,  forecasts,  budgets,  compilations,  data,  studies,  products,  processes, methods,  know-how,  specifications,  services,  marketing  and  business  plans,  client  lists,  price  lists,  cost information,  information  about  employees,  contracts  and  documents  and  shall  also  include  the  contents  of this  letter  agreement  and  all  communications  between  parties  related  to  the  Appointment.  Evaluation  Material  does  not  include  information  which  (i)  is  already  in  your  possession  prior  to being  furnished  by  the  Company,  provided  that  such  information  is  not  known  by  you  to  be  subject  to another  confidentiality  agreement  with,  ❑r  other  obligation  of  secrecy  to,  the  Company  or  another  party,  (ii) becomes  generally  available  to  the  public  other  than  as  a  result  of  a  direct  or  indirect  disclosure  by  you;  (iii) is  independently  developed  by  you  or  your  representativees  without  reference  to,  use  of  or  access  to  any Evaluation  Material;  (iv)  after  disclosure  by  the  Company,  is  acquired  by  you  or  your  representatives  from  a third  party  having  rights  in  the  Evaluation  Material  without,  to  your  knowledge,  any  restrictions  on  its  use  or disclosure;  (v)  was  released  by  the  Company  to  you  without  restriction  pursuant  to  the  prior  written  approval;  (vi)  was  in  your  possession  prior  to  the  date  of  this  letter  agreement;  or  (vii)  would  not  be  considered material  to  the  Company.  Nothing  in  this  letter  agreement  shall  in  any  way  restrict  any  of  your  rights  as  a shareholder  of  the  Company  including,  but  not  limited  to,  your  ability  to  call  a  special  meeting  or  the exerices  of  any  other  rights  you  are  afforded  as  a  shareholder  of  the  Company  pursuant  to  Florida  corporation law,  The  Securities  and  Exchange  Act  of  1934,  or  any  of  the  Company's  organizational  documents.  You  hereby  agree  that  the  Evaluation  Material  will  be  kept  confidential  and  not  be  disclosed  to  any other  party,   provided,  however,  that  (i)  any  disclosure  of  such  information  may  be  made  to  which  the Company  consents  in  writing  and  (ii)  you  may  make  any  disclosures  of  the  Evaluation  Material  or  any  other information  limited  hereby  to  the  extent  requested  by  any  governmental  or  regulatory  agency  or  authority having  jurisdiction  over  you  or  as  required  by  applicable  law  or  process  of  law,  including  potential  filings with  governmental  or  regulatory  agencies.  If  the  Evalution  Material  is  disclosed  to  another  party  through  a breach  of  the  terms  of  this  letter  agreement,  you  shall  be  responsible  for  any  use  or  disclosure  of  the Evaluation  Material  by  any  other  party.  Although  the  Company  has  endeavored  to  include  in  the  Evaluation  Material  information  known  to  it which  it  believes  to  be  relevant  for  the  purpose  of  your  investigation,  you  understand  that  neither  the Company  nor  any  of  its  representatives  or  advisors  have  made  or  make  any  representation  or  warranty  as  to the  accuracy  or  completeness  of  the  Evaluation  Material.   You  agree  that  neither  the  Company  nor  its representatives  or  advisors  shall  have  any  liability  to  you  or  any  of  your  representatives  or  advisors  resulting from  the  use  of  the  Evaluation  Material.  In  the  event  that  you  do  not  proceed  with  the  Appointment,  within  a  reasonable  time  of  receipt  of written  request  therefor,  you  shall  promptly  return  to  the  Company  all  written  Evaluation  Material  prepared by  the  Company  and  you  will  destroy  any  other  written  material  containing  or  reflecting  any  information  in the  Evaluation  Material  and  destroy  any  Evaluation  Material  contained  on  or  retrievable  through  the  use  of any  electronic  media  (whether  prepared  by  the  Company,  its   advisors  or  otherwise)  and  you  will  not  retain any  copies,  extracts  or  other  reproductions  in  whole  or  in  part  of  such  written  material,  including  any

DocuSign  Envelope  ID:  96073E3C-1A51-4701-A  E  D8-8  D  1  7C  E5AF1380     PERSONAL  AND  CONFIDENTIAL   Dear  Denver  Smith,  In  connection  with  your  potential  appointment  to  the  Board  of  ❑irectors  of  Innovative  Food Holdings,  Inc  ("Appointment"),  we  are  providing  information  to  you  concerning  Innovative  Food  Holdings, Inc.  and  ifs  subsidaries  (the  "Company").   As  a  condition  to  your  being  furnished  such  information,  you agree  to  treat  any  Evaluation  Material  (as  defined  below)  in  accordance  with  the  provisions  of  this  letter agreement  and  to  take  or  abstain  from  taking  certain  other  actions  with  respect  thereto  as  herein  set  forth. The  term  "Evaluation  Material"  shall  mean  any  and  all  information,  whether  written  or  oral,  provided  by  the Company  or  its  representatives  to  you  after  March  22", 2017  related  to  the  Appointment,  which  is  not generally  known  or  otherwise  available  to  the  public  and  shall  include  without  limitation  any  and  all financial  statements,  reports,  analyses,  forecasts,  budgets,  compilations,  data,  studies,  products,  processes, methods,  know-how,  specifications,  services,  marketing  and  business  plans,  client  lists,  price  lists,  cost information,  information  about  employees,  contracts  and  documents  and  shall  also  include  the  contents  of this  letter  agreement  and  all  communications  between  parties  related  to  the  Appointment.  Evaluation  Material  does  not  include  information  which  (i)  is  already  in  your  possession  prior  to being  furnished  by  the  Company,  provided  that  such  information  is  not  known  by  you  to  be  subject  to another  confidentiality  agreement  with,  ❑r  other  obligation  of  secrecy  to,  the  Company  or  another  party,  (ii) becomes  generally  available  to  the  public  other  than  as  a  result  of  a  direct  or  indirect  disclosure  by  you;  (iii) is  independently  developed  by  you  or  your  representativees  without  reference  to,  use  of  or  access  to  any Evaluation  Material;  (iv)  after  disclosure  by  the  Company,  is  acquired  by  you  or  your  representatives  from  a third  party  having  rights  in  the  Evaluation  Material  without,  to  your  knowledge,  any  restrictions  on  its  use  or disclosure;  (v)  was  released  by  the  Company  to  you  without  restriction  pursuant  to  the  prior  written  approval;  (vi)  was  in  your  possession  prior  to  the  date  of  this  letter  agreement;  or  (vii)  would  not  be  considered material  to  the  Company.  Nothing  in  this  letter  agreement  shall  in  any  way  restrict  any  of  your  rights  as  a shareholder  of  the  Company  including,  but  not  limited  to,  your  ability  to  call  a  special  meeting  or  the exerices  of  any  other  rights  you  are  afforded  as  a  shareholder  of  the  Company  pursuant  to  Florida  corporation law,  The  Securities  and  Exchange  Act  of  1934,  or  any  of  the  Company's  organizational  documents.  You  hereby  agree  that  the  Evaluation  Material  will  be  kept  confidential  and  not  be  disclosed  to  any other  party,   provided,  however,  that  (i)  any  disclosure  of  such  information  may  be  made  to  which  the Company  consents  in  writing  and  (ii)  you  may  make  any  disclosures  of  the  Evaluation  Material  or  any  other information  limited  hereby  to  the  extent  requested  by  any  governmental  or  regulatory  agency  or  authority having  jurisdiction  over  you  or  as  required  by  applicable  law  or  process  of  law,  including  potential  filings with  governmental  or  regulatory  agencies.  If  the  Evalution  Material  is  disclosed  to  another  party  through  a breach  of  the  terms  of  this  letter  agreement,  you  shall  be  responsible  for  any  use  or  disclosure  of  the Evaluation  Material  by  any  other  party.  Although  the  Company  has  endeavored  to  include  in  the  Evaluation  Material  information  known  to  it which  it  believes  to  be  relevant  for  the  purpose  of  your  investigation,  you  understand  that  neither  the Company  nor  any  of  its  representatives  or  advisors  have  made  or  make  any  representation  or  warranty  as  to the  accuracy  or  completeness  of  the  Evaluation  Material.   You  agree  that  neither  the  Company  nor  its representatives  or  advisors  shall  have  any  liability  to  you  or  any  of  your  representatives  or  advisors  resulting from  the  use  of  the  Evaluation  Material.  In  the  event  that  you  do  not  proceed  with  the  Appointment,  within  a  reasonable  time  of  receipt  of written  request  therefor,  you  shall  promptly  return  to  the  Company  all  written  Evaluation  Material  prepared by  the  Company  and  you  will  destroy  any  other  written  material  containing  or  reflecting  any  information  in the  Evaluation  Material  and  destroy  any  Evaluation  Material  contained  on  or  retrievable  through  the  use  of any  electronic  media  (whether  prepared  by  the  Company,  its   advisors  or  otherwise)  and  you  will  not  retain any  copies,  extracts  or  other  reproductions  in  whole  or  in  part  of  such  written  material,  including  any DocuSign  Envelope  ID:  96073E3C-1A51-47C1-AED8-8D17CE5AFB80       Evaluation  Material  contained  on  or  retrievable  through  the  use  of  any  electronic  media;  provided,  however, that  you  may  retain  (i)  a  single  copy  of  any  Evaluation  Material  utilized  in  connection  with  a  decision  by  you not  to  proceed  with  exploring  or  consummating  a  Appointment  with  the  Company,  (ii)  copies  to  the  extent required  by  applicable  law  or  regulation,  and  (iii)  computer  records  and  files  containing  Evaluation  Material which  have  been  created  by  automatic  electronic  archiving  and  back-up  procedures  (provided  that  in  each such  case  you  continue  to  apply  the  protections  in  this  letter  agreement  to  such  Evaluation  Material).   Any  breach  of  this  letter  agreement  shall  be  viewed  as  a  material  breach  and  the  Company  will  have the  right  take  all  legal  remedies  available  to  recoup  any  damages  directly  or  indirectly  associated  with  such breach.  You  acknowledge  that  monetary  damages  would  be  inadequate  compensation  for  any  breach  of  this agreement  and  any  such  violation  or  threatened  violation  will  cause  irreparable  injury  to  the  Company  and that,  in  addition  to  any  other  remedies  that  may  be  available,  in  law,  in  equity  or  otherwise,  the  Company shall  be  entitled  to  obtain  injunctive  relief  against  any  actual  or  threatened  breach  of  this  Agreement  without posting  any  bond.  You  acknowledges  and  agree  that,you  shall  with  respect  to  any  Confidential  Information  of  the Company  abide  by  the  Securities  Exchange  Act  of  1934,  as  amended,  and  specifically,  Rule 10b-5  and Regulation  FD  issued  by  the  Securities  Exchange  Commission.    You  agree  that  he  you  will  not  trade  any securities  of  the  Company  while  in  possession  of  Confidential  Information  that  would  be  deemed  material non-public  information  about  the  Company  This  letter  agreement  shall  be  governed  by,  and  construed  in  accordance  with,  the  laws  of  the  State  of Florida.  Very  truly  yours,  Innovative  Food  Holdings,  Inc.  ,---OocuSigned  by!  Wkr6SL  By:`.--tiBF0067.58£254a4 Name:Sam    Klepfi  sh Title:CEO   Confirmed  and  Agreed  to:   By:  Name:Novo-  S-NO Entity  Name: Title: Date:,  2017